Exhibit 10.10

DATED

OCTOBER 4, 2022

DEED OF AMENDMENT AND RESTATEMENT

between

Intelligent Fingerprinting Limited (as Borrower)

The Ma-Ran Foundation and The Gary W. Rollins Foundation (as Lenders)

and

GBS, Inc. (as Guarantor)

relating to BRIDGE FACILITY AGREEMENT dated 24 September 2021

CONTENTS

CLAUSE

1.	Definitions and interpretation	ii
2.	Restatement of the Original Facility Agreement	iii
3.	Existing security	iii
4.	Continuity and further assurance	iv
5.	Miscellaneous	iv
6.	Third party rights	iv
7.	Governing law and jurisdiction	iv

SCHEDULE

Schedule 1	Form of amended and restated facility agreement	v

(i)

Execution version

This deed is dated October 4, 2022

Parties

(1)	INTELLIGENT FINGERPRINTING LIMITED, (registered number 06409298) a company incorporated in England and Wales whose registered office is at 14-17 Evolution Business Park Milton Road, Impington, Cambridge, CB24 9NG (“Borrower”);
(2)	The Ma-Ran Foundation of 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States;
(3)	The Gary W. Rollins Foundation of 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States, each of (2) and (3) a “Lender” and together the “Lenders”); and
(4)	GBS Inc., of 420 Lexington Ave., Suite 300, New York, NY 10170, a Delaware corporation (“Guarantor”).

BACKGROUND

(A)	The Borrower and the Lenders entered into a facility agreement dated 24 September 2021 pursuant to which the Lenders agreed to make available to the Borrower a secured sterling term loan facility in an amount of one million pounds sterling (£1,000,000) in aggregate (the “Original Facility Agreement”).

(B)	The Borrower and the Lenders have agreed to amend and restate the Original Facility Agreement as set out in this deed.

(C)	The Guarantor has agreed to guarantee the obligations of the Borrower under the Restated Facility Agreement, and has therefore been added as a party to that agreement.

(ii)

Agreed terms

1.	Definitions and interpretation

1.1	Terms defined in the Restated Facility Agreement shall have the same meaning when used in this deed, unless defined below. In addition, the definitions below apply in this deed.

Closing has the meaning given in the Share Exchange Agreement entered into between the Borrower, the Lenders and the Guarantor, among others, on or around the date of this deed in respect of the sale of the entire issued share capital of the Borrower, provided that on or prior to such date the Lenders have received, in form and substance satisfactory to them, each document and other evidence listed in Schedule 2 (Conditions Precedent) hereto.

Original Facility Agreement: has the meaning given in recital (A).

Restated Facility Agreement: the Original Facility Agreement as amended and restated by this deed in the form set out in Schedule 1.

Secured Liabilities: has the meaning set out in the Security Document.

1.2	The rules of interpretation of the Original Facility Agreement shall apply to this deed as if set out in this deed save that references in the Original Facility Agreement to “this agreement” shall be construed as references to this deed.

1.3	In this deed:

(a)	any reference to a “clause” or “Schedule” is, unless the context otherwise requires, a reference to a clause or Schedule of this deed; and

(b)	clause and Schedule headings are for ease of reference only.

1.4	This deed is a designated Finance Document.

1.5	The Schedules form part of this deed and shall have effect as of set out in full in the body of this deed. Any reference to this deed includes the Schedules.

(iii)

2.	Restatement of the Original Facility Agreement

2.1	With effect on and from the date of Closing (the “Restatement Date”), the Original Facility Agreement shall be amended and restated in the form set out in Schedule 1 so that the rights and obligations of the parties to the Restated Facility Agreement shall, on and from the Restatement Date, be governed by and construed in accordance with the provisions of the Restated Facility Agreement, provided that, subject to clause 2.2, such amendment and restatement shall be without prejudice to all and any rights and obligations which have accrued on or prior to the Restatement Date.

2.2	In consideration for the Borrower and the Guarantor having entered into this deed, with effect on and from the Restatement Date, the Lender hereby waives any Event of Default that has occurred prior to the Restatement Date as a result of the Borrower’s breach of clause 5.1 of the Original Facility Agreement.

3.	Existing security

The Borrower confirms that the Security Document:

(a)	ranks as a continuing security for the payment and discharge of the Secured Liabilities; and

(b)	shall continue in full force and effect in all respects and secure all obligations under the Restated Facility Agreement, and the Security Document and this deed shall be read and construed together.

4.	Further acknowledgements

4.1	The parties hereto agree that as of 30 September 2022, the principal amount outstanding of the Loan is £1,000,000 and the accrued interest (including accrued default interest) is £169,916.13.

(iv)

5.	Continuity and further assurance

5.1	The provisions of the Finance Documents shall, save as amended in this deed, continue in full force and effect.

5.2	The Borrower shall, at the request of the Lenders and at its own expense, do all such acts and things necessary or desirable to give effect to the provisions of this deed.

6.	Miscellaneous

6.1	The provisions of clauses 12 (remedies, waivers, amendments and consents), 13 (severance) and 17 (notices) of the Restated Facility Agreement shall apply to this deed as if set out in full and so that references in those provisions to “this deed” shall be construed as references to this deed and references to “party” or “parties” shall be construed as references to parties to this deed.

6.2	This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement.

7.	Third party rights

7.1	Except as expressly provided elsewhere in this deed, a person who is not a party to this deed shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this deed.

8.	Governing law and jurisdiction

8.1	This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

8.2	Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) that arises out of or in connection with this deed or its subject matter or formation. Nothing in this clause shall limit the right of the Lenders to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This deed has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

(v)

Schedule 1	Form of amended and restated facility agreement

(vi)

Schedule 2	Conditions Precedent

1.	A copy of the constitutional documents of each Obligor.

2.	A copy of a resolution of directors of each Obligor.

3.	A copy of a shareholder resolution in respect of the Borrower.

4.	Each Transaction Document.

5.	The Termination Date under the GBS Loan Agreement having been extended to the Termination Date under the Restated Facility Agreement.

6.	(i) Each document evidencing each Existing Shareholder Loan, amended and restated in form and substance satisfactory to the Lenders; and (ii) deeds of amendment and restatement in respect of each Existing Shareholder Loan in form and substance satisfactory to the Lenders (which shall include an acknowledgement that, in respect of the liabilities owed by the Borrower to the Lenders, the Security Document continues to have priority over security provided by the Borrower in respect of the Existing Shareholder Loans).

7.	On the Business Day immediately prior to the date of this deed, a search of the HM Courts & Tribunals E-Filing Service against the name and company name of the Borrower evidencing that the Borrower has not been a party to any insolvency proceedings.

8.	A copy of the updated Articles of Association of the Borrower in the agreed form.

9.	A copy of the latest business plan of the Guarantor.

(vii)

Executed and delivered as a deed by

INTELLIGENT FINGERPRINTING LIMITED

Acting by Philip Hand,

A director, in the presence of

/s/ Sophie Turner	/s/ Philip Hand

Witness Signature	Director

Witness Name: Sophie Turner

Witness Address: 38 Windmill Lane Fulbourn CB21 5DT UK

Executed and delivered as a deed by

THE MA-RAN FOUNDATION	/s/ Jason Isenberg

Acting by Jason Isenberg,	Authorised signatory

in the presence of

/s/ Wes Slagle

Witness Signature

Witness Name: Wes Slagle

Witness Address: 1908 Cliff Valley Way NE, Atlanta, GA 30329

(viii)

Executed and delivered as a deed by

THE GARY W. ROLLINS FOUNDATION	/s/ Jason Isenberg
Authorised signatory
Acting by Jason Isenberg,

in the presence of

/s/ Wes Slagle

Witness Signature

Witness Name: Wes Slagle

Witness Address: 1908 Cliff Valley Way NE, Atlanta, GA 30329

Executed and delivered as a deed by

GBS INC.

acting by Spiro Sakiris - CFO,	/s/ Spiro Sakiris

CFO, in the presence of	CFO

/s/ Harry Simeonidis

Witness Signature

Witness Name: Harry Simeonidis

Witness Address: 76 Austin St, Illawong NSW 2234 Australia

(ix)

Execution version

INTELLIGENT FINGERPRINTING LIMITED (as Borrower)
and
The Ma-Ran Foundation and The Gary W. Rollins Foundation (as Lenders)
and
GBS, INC. (as Guarantor)

originally dated 24 September 2021, and amended and restated on 4 October 2022

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THIS AGREEMENT is dated October 4, 2022

PARTIES

(5)	INTELLIGENT FINGERPRINTING LIMITED, (registered number 06409298) a company incorporated in England and Wales whose registered office is at 14-17 Evolution Business Park Milton Road, Impington, Cambridge, CB24 9NG (“Borrower”);

(6)	The Ma-Ran Foundation of 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States;

(7)	The Gary W. Rollins Foundation of 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States,

each of (2) and (3) a “Lender” and together the “Lenders”; and

(8)	GBS Inc., of 420 Lexington Ave., Suite 300, New York, NY 10170, a Delaware corporation (“Guarantor”).

BACKGROUND

A.	The Lenders have agreed to provide the Borrower with a secured sterling term loan facility in an amount of one million pounds sterling (£1,000,000) in aggregate.
B.	The Guarantor is the holding company of the Borrower and has been made a party to this agreement as at the Restatement Date for the purpose of, amongst other things, entering into the guarantee and indemnity set out in clause 11.

Agreed terms

1.	Definitions and Interpretation

1.1	Definitions

The following definitions apply in this agreement.

“Articles”	means the articles of association of the Borrower from time to time.

“Board” “Borrowed Money”	means the board of directors of the Company from time to time. means Financial Indebtedness in respect of which an Obligor is the debtor or otherwise has a liability.

“Business Day”	means a day (other than a Saturday, Sunday or public holiday) when clearing banks in the City of London are open for business.

“Capped Outstanding Loan Amount”	means the lesser of: (i) the Outstanding Loan as at the Conversion Date; and (ii) the Maximum Conversion Amount.

“Closing”	has the meaning given in the SEA.

“Company Convertible Preferred Stock Conversion”	has the meaning given in the SEA.

“Company Stockholder Approval”	has the meaning given in the SEA.

“Conversion”	means the conversion of the Capped Outstanding Loan Amount into Ordinary B Shares in accordance with Clause 6.

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“Conversion Date”	means the first Business Day following the date on which the Company Stockholder Approval is obtained in respect of the Company Convertible Preferred Stock Conversion.

“Conversion Price”	means £0.029425 (being 55% of £0.0535, the current price of the Ordinary B Shares for the purposes of this agreement);

“Equity Securities”	has the meaning given to “ordinary shares” in section 560(1) of the Companies Act 2006.

“Event of Default”	means any event or circumstance set out in clause 10 (other than clause 10.11).

“Existing Shareholder Loans”	means the six separate bridge facility agreements entered into between the Borrower and each of Debra Coffey, John Polden, Karin Briden, Sennett Kirk III, Sennett Kirk III Exempt Trust, and Thomas Johnson, respectively, dated 26 October 2021, as amended and restated on or about the Restatement Date;

“Facility”	means the term loan facility made available under this agreement.
“Finance Document”	means this agreement, the Security Document and any other document designated as such by the Lenders and the Borrower.

“Financial Indebtedness”	means any Liability comprising or in connection with any:

(a)	moneys borrowed;

(b)	debit balance on any account with a bank or other financial institution (including any credit card or payment services provider);

(c)	amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(d)	amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(e)	hire purchase, finance lease, capital lease or any other lease which has the same economic effect as a finance lease or capital lease;

(f)	receivables sold or discounted;

(g)	obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction;

(h)	arrangement pursuant to which an asset sold or otherwise disposed of may be re-acquired;

(i)	derivative transaction (including any future, forward, option, swap and contract for differences), whether entered into in connection with protection against or benefit from fluctuation in any rate or price or otherwise;

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	(j)	amount raised under any other transaction (including any forward sale or purchase, sale and sale back and sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of borrowing or otherwise classified as borrowings under the accounting standards applicable to that person; or

	(k)	counter-indemnity obligation in respect of a guarantee entered into by any person.

“Final Repayment Date”	means the date that falls 24 months after the date of Closing.
“Fundraising”	means the Borrower raising financing from an issue of Equity Securities to any person(s) but excluding any issue of Equity Securities of the Borrower resulting from:

i.	the exercise of any options granted to employees or consultants of the Borrower or which are permitted under the Articles; or

ii.	the exercise of any rights of conversion under any Existing Shareholder Loans.

“GBS Loan Agreement”	means the bridge facility agreement dated 16 June 2022 made between the Guarantor and the Borrower.
“Group”	means, the Guarantor, the Borrower and any subsidiary of the Borrower.
“Guaranteed Obligations”	all monies, debts and liabilities of any nature from time to time due or owing from or incurred by the Borrower to a Lender under the Finance Documents.
“Investor Rights Agreement”	has the meaning given in the SEA.
“Insolvency Event”	means in respect of any person, the commencement or taking (in each case by that or any other person) of any legal proceedings or other formal legal step or procedure for:

(a)	the winding up, bankruptcy, dissolution or administration of, or in relation to, such person;

(b)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, or other similar officer in respect of such person or any assets of such person; or

(c)	the entry by that person into a general composition assignment or arrangement with the creditors of such person generally (whether by way of voluntary arrangement, scheme of arrangement or otherwise);

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(d)	the moratorium, stay or limitation of creditors’ rights; or

any corporate action, legal proceedings or other formal legal procedure or step analogous in any other jurisdiction to those referred to in paragraphs (a) to (c) above.

“Insolvent”	in respect of any person:

	(a)	that person being unable to (or admitting inability to) pay its debts as they fall due;

	(b)	that person suspending payment of its debts generally;

	(c)	the value of that person’s assets being less than its Liabilities; or

	(d)	that person being deemed unable to pay his or her debts as they fall due within the meaning of section 123(1) or (2) of the Insolvency Act 1986.

“Liabilities”	means any liabilities, obligations, damages, penalties, fees, charges, fines, costs and expenses, in each case (unless otherwise specified) howsoever arising, including whether:
	(a)	arising under any applicable law, in contract, tort, delict, unjustified enrichment, or otherwise;

	(a)	arising as a result of any negligence of any person, any breach by any person of duty under any applicable law, or otherwise; and / or

	(b)	present, future, contingent, unascertained, or otherwise.

“Loan”	means the principal amount of the loan made or to be made by the Lenders to the Borrower under this agreement or (as the context requires) the principal amount outstanding for the time being of that loan.

“Maximum Conversion Amount”	means an amount equal to £1,339,916.13, representing the principal amount of the Loan together with interest at 17% per annum accrued pursuant to Clause 4 calculated up until the Closing Anniversary.

“Obligor”	means each of the Borrower and the Guarantor.

“Ordinary Shares”	means the Ordinary Shares of £0.00001 each in the capital of the Borrower with the rights set out in the Articles.

“Ordinary B Shares”	means the Ordinary B Shares of £0.00001 each in the capital of the Borrower with the rights set out in the Articles.

“Outstanding Loan”	means the principal amount of the Loan together with all accrued interest pursuant to Clause 4 and all other amounts accrued or outstanding under the Finance Documents.

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“Registration Rights Agreements”	has the meaning given in the SEA.

“Restatement Date”	means the date of Closing.

“Security”	any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Document”	means the debenture dated 24 September 2021 between the Borrower and the Lenders;

“SEA”	means the Share Exchange Agreement entered into among the Borrower, the Lenders and the Guarantor, among others, on or around the Restatement Date in respect of, among other things, the sale of the shares in the Borrower to the Guarantor.

“Tax”	means any tax, levy, impost, duty or other charge, fee, deduction or withholding of a similar nature (including any penalty or interest payable in connection with the failure to pay, or delay in paying, any of these).

“Tax Deduction”	means a deduction or withholding for, or on account of, Tax from a payment under a Finance Document.
“Transaction Documents”	means each of the SEA, the Investor Rights Agreement and the Registration Rights Agreements.

1.2	Interpretation

In this agreement:

1.2.1	a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality) and that person’s personal representatives, successors, permitted assigns and permitted transferees;

1.2.2	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

1.2.3	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

1.2.4	a reference to a party shall include that party’s successors, permitted assigns and permitted transferees; and

1.2.5	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

2.	The Facility

2.1	The Lenders grant to the Borrower a secured sterling term loan facility of one million pounds (£1,000,000) to be drawn in a single advance on the terms, and subject to the conditions, of this agreement.

2.2	Each Lender shall contribute five hundred thousand pounds (£500,000) to the Facility.
3.	Purpose

3.1	The Borrower shall use all money borrowed under this agreement for general working capital requirements.

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3.2	The Lenders are not obliged to monitor or verify how any amount advanced under this agreement is used.

4.	Interest

4.1	Subject to clause 4.3, the Loan shall bear interest at 17% per annum on a compounded basis, increasing to 22% per annum on a compounded basis with effect from the date that falls 12 months following the Restatement Date (the “Closing Anniversary”), if the Conversion has not taken place by the Closing Anniversary.

4.2	If any Obligor fails to make any payment due under this agreement on the due date for payment, interest on the unpaid amount shall accrue daily on a compounded basis, from the date of non-payment to the date of actual payment (both before and after judgment), at 2% above the applicable interest rate specified in clause 4.1 above.

4.3	Any interest under this agreement shall accrue on a day-to-day basis, calculated according to the number of actual days elapsed and a year of 365 days.

4.4	The Lenders’ calculation of any interest under this agreement shall be final.

5.	Repayment / Prepayment

5.1	Subject to clause 5.2, the Loan shall be repayable in full by the Borrower, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents, on the Final Repayment Date or earlier with the prior written consent of the Lenders.

5.2	In the event that the Company Stockholder Approval in respect of the Company Convertible Preferred Stock Conversion is obtained prior to the Final Repayment Date:

5.2.1	the Capped Outstanding Loan Amount shall convert into Ordinary B Shares in accordance with clause 6; and

5.2.2	if the amount of the Outstanding Loan as at the Conversion Date is greater than the Maximum Conversion Amount, the sum of the Outstanding Loan minus the Maximum Conversion Amount shall be repaid in full in cash and in cleared funds by the Borrower on the Conversion Date.

5.3	The Borrower shall not be entitled to prepay all or any part of the Loan prior to the Final Repayment Date without the prior written consent of both Lenders.

6.	Conversion

6.1	On the Conversion Date, the Borrower shall issue to the Lenders new fully paid Ordinary B Shares (the “Conversion Shares”) in an aggregate amount equal to the Capped Outstanding Loan Amount divided by the Conversion Price. For the avoidance of doubt, the maximum amount of the Outstanding Loan that shall be capable of converting into Ordinary B Shares in accordance with this clause 6 shall be the Maximum Conversion Amount. The Lenders shall provide the Borrower with the calculation for such Conversion and such calculation will be final.

6.2	Ordinary B Shares arising on Conversion shall be issued and allotted by the Borrower on the Conversion Date and the certificates for such Ordinary B Shares shall be despatched to the persons entitled to them.

6.3	The Ordinary B Shares arising on Conversion shall be credited as fully paid and rank pari passu with Ordinary B Shares of the same class in issue on the Conversion Date and shall carry the right to receive all dividends and other distributions declared after the Conversion Date.

6.4	The entitlement of each Lender to a fraction of an Ordinary B Share on Conversion shall be rounded up to the nearest whole number of Ordinary B Shares.

6.5	The parties have agreed that, following the issue of the Conversion Shares, the Conversion Shares shall immediately be transferred by the Lenders to the Guarantor pursuant to article 1.5 of the SEA, on the terms set out in that agreement.

6.6	If clause 5.2 of this agreement applies, notwithstanding any provision in the Transaction Documents to the contrary, the Capped Outstanding Loan Amount shall be deemed to remain outstanding as a Loan under this Agreement until the Lenders have received the IFP Convertible Loan Consideration (as defined in the SEA) to which they are entitled in accordance with the terms of the SEA (the time at which the Lenders receive such IFP Convertible Loan Consideration being the “Final Conversion Time”). On occurrence of the Final Conversion Time, the Capped Outstanding Loan Amount which is required to convert into Ordinary B Shares in accordance with clause 5.2.1 above shall be considered so converted.

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6.7	Each of the parties consents to and authorises, and shall do all such acts and things necessary or desirable to effect, the Conversion.

7.	Security

7.1	The Borrower entered into the Security Document by way of Security for the payment and discharge of the Loan on 24 September 2021.

7.2	The Borrower represents and warrants that as of and from the date of agreement it has not granted and undertakes that it will not grant any Security to any other person, including under an Existing Shareholder Loan, that has or will have priority over the Security created in the Security Document.

8.	Payments

8.1	All payments made by each Obligor under the Finance Documents shall be in sterling and in immediately available cleared funds to the Lenders at the account to be notified by the Lenders to the relevant Obligor.

8.2	If any payment becomes due on a day that is not a Business Day, the due date of such payment will be extended to the next succeeding Business Day, or, if that Business Day falls in the following calendar month, such due date shall be the immediately preceding Business Day.

8.3	All payments made by each Obligor under the Finance Documents shall be made in full, without set-off, counterclaim or condition, and free and clear of, and without any deduction or withholding, provided that, if an Obligor is required by law or regulation to make such deduction or withholding, it shall:

8.3.1	ensure that the deduction or withholding does not exceed the minimum amount legally required;

8.3.2	pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding;

8.3.3	furnish to the Lenders, within the period for payment permitted by the relevant law, either:

(i)	an official receipt of the relevant taxation authorities concerned on payment to them of amounts so deducted or withheld; or

(ii)	if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding; and

8.3.4	pay to the Lenders such additional amount as is necessary to ensure that the net full amount received by the Lenders after the required deduction or withholding is equal to the amount that the Lenders would have received had no such deduction or withholding been made.

8.4	If an Obligor makes a payment in accordance with clause 8.3 (Tax Payment) and the Lenders determine that:

8.4.1	a credit against, relief or remission for, or repayment of, any Tax (Tax Credit) is attributable to an increased payment of which that Tax Payment is a part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

8.4.2	it has obtained and used (in whole or in part) that Tax Credit,

the Lenders shall pay an amount to the relevant Obligor that the Lenders determine will leave the Lenders (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

8.5	Without prejudice and subject to clause 8.3, the parties hereto will, to the extent they are entitled under applicable law, use reasonable endeavours to apply for relief under a double tax treaty to minimise any withholding obligations and to obtain and utilise any Tax Credit as referred to in clause 8.4. The parties will provide all documentation as reasonably requested by the other party to minimise any withholding obligations and to enable a Lender to obtain a credit for tax withheld.

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9.	Covenants

Notwithstanding any other provision herein, each Obligor covenants with the Lenders that on and from the date of this agreement until all its Liabilities under the Finance Documents have been discharged in full:

9.1	the Borrower, and the Guarantor shall procure that the Borrower, will not:

9.1.1	create, or permit to subsist, any Security on or over any of its assets other than, in respect of the Borrower only, Security created pursuant to the Security Document or Security in relation to Existing Shareholder Loans; or

9.1.2	create or permit to subsist, any Security on or over any of its assets in priority to the Security created pursuant to the Security Document; or

9.1.3	create or permit to subsist, any right in favour of any person (including, without limitation, any lender under any Existing Shareholders Loans), other than the Lenders, to commence or to pursue any enforcement action against the Borrower in respect of the Security subject to the Security Document, other than with the consent of the Lenders (not to be unreasonably withheld); or

9.1.4	sell, transfer or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or re-acquired or acquired by it; or

9.1.5	sell, transfer or otherwise dispose of any of its receivables on recourse terms; or

9.1.6	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

9.1.7	enter into any other preferential arrangement having a similar effect; or

9.1.8	incur or permit to subsist, any obligation for Financial Indebtedness other than pursuant to the Existing Shareholder Loans or the GBS Loan Agreement in their forms as of the Restatement Date in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowed Money or of financing the acquisition of an asset.

9.2	The Borrower warrants as of the date of this agreement and as of the Restatement Date and the Guarantor warrants as of the Restatement Date:

9.2.1	that it is not insolvent or unable to pay its debts within the meaning of the Insolvency Act 1986 or any other applicable insolvency legislation, including, but not limited to, in any jurisdiction in which the Borrower or Guarantor is qualified to do business or incorporated, nor has it stopped paying its debts as they fall due;

9.2.2	that no order has been made or resolution passed and no petition has been presented, meeting convened, procedure commenced or other step threatened or taken or order made for:

(i)	an Obligor’s winding-up, bankruptcy, liquidation or dissolution;

(ii)	an Obligor to enter into any arrangement or composition for the benefit of creditors;

(iii)	the appointment of an administrator in respect of an Obligor; or

(iv)	the appointment of a receiver (including an administrative receiver), liquidator, supervisor, compulsory manager, trustee or similar person in respect of an Obligoror any of its revenue, assets or undertakings;

9.2.3	that there has been no scheme of arrangement, compromise, stay, limitation on creditors rights or other arrangement between an Obligor and its creditors and/or members or any class of its creditors and/or members sanctioned or approved or proposed;

9.2.4	that there is no unsatisfied judgment or court order outstanding against an Obligor and no distress, execution or other process has been levied on any of its assets;

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9.2.5	that there has been no corporate action, legal proceedings or other formal legal procedure, circumstance or step analogous in any other jurisdiction to those referred to in clauses 9.2.1 to 9.2.4;

9.2.6	that no creditor of it or any Group company has taken steps to enforce any debt or other sum owed by it or that Group company which is subsisting;

9.2.7	that neither it nor a Group company has entered into a general assignment, arrangement or composition with or for the benefit of its creditors;

9.2.8	that the Borrower has, at the Restatement Date, sufficient authorised but unissued equity share capital in the Company or shareholder authority to enter into this agreement and the Loan and to satisfy in full, without the need for the passing of any further resolutions of its shareholders (whether a special or an ordinary resolution in accordance with section 551 of the Companies Act 2006), the outstanding rights of conversion for the time being attaching to the Outstanding Loan, without first having to offer the same to any existing shareholders of the Borrower or any other person in accordance with the Articles including Article 33 thereof; and

9.2.9	that it is duly incorporated and validly existing under the law of its jurisdiction of incorporation, has the power to own assets and carry on the business being conducted. Further each Obligor has full corporate authority to enter into, perform and deliver this agreement and has entered into this agreement in good faith for its benefit and on arm’s length commercial terms. This agreement is the valid and legally binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms.

9.3	The Borrower will, while any part of the Outstanding Loan remains outstanding:

9.3.1	not alter the Articles adopted at Closing or amend the rights attaching to the Ordinary B Shares in any way which would adversely affect the rights of the Lenders (in any capacity) without the prior written approval of the Lenders;

9.3.2	maintain sufficient authorised but unissued equity share capital in the Company or shareholder authority to satisfy in full, without the need for the passing of any further resolutions of its shareholders (whether a special or an ordinary resolution in accordance with section 551 of the Companies Act 2006), the outstanding rights of conversion for the time being attaching to the Outstanding Loan, without first having to offer the same to any existing shareholders of the Borrower or any other person in accordance with Article 33 of the Articles;

9.3.3	not proceed with a Fundraising without having sufficient authorised but unissued equity share capital in the Company or obtaining shareholder authority to both consummate the Fundraising and to satisfy in full, without the need for the passing of any further resolutions of its shareholders, the outstanding rights of conversion for the time being attaching to the Outstanding Loan, without first having to offer the same to any existing shareholders of the Borrower or any other person;

9.3.4	not redeem, or enter into a contract to purchase, any shares in the capital of the Borrower (including Ordinary Shares and Ordinary B Shares);

9.3.5	not reduce its issued share capital;

9.3.6	not invest in any other company or partnership or dispose of any such investment;

9.3.7	not enter into or amend any transaction (or series of transactions), including loans which are: (a) not in the ordinary course of business; or (b) not on an arms-length basis; or (c) with any Director, Shareholder or affiliate (other than in relation to such person’s employment or engagement by the Borrower to provide services);

9.3.8	not pay dividends or distribute, or redeem or purchase, any equity securities;

9.3.9	not give any guarantee, indemnity or suretyship on the obligations of any other person outside of the ordinary course of business; and

9.3.10	not issue any shares or other equity interests to any entity other than the Guarantor.

9.4	The Borrower will not sell, assign, lease, transfer or otherwise dispose of in any manner (or purport to do so) all or any part of, or any interest in, any of its assets at any time other than trading stock in the ordinary course of its business.

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9.5	The Borrower will not incur or otherwise be a creditor in respect of any Financial Indebtedness ranking senior to the indebtedness created hereunder without the Lenders’ prior written consent.

9.6	The Borrower shall use all money borrowed under this agreement for general working capital requirements only as so evidenced in its regular reporting to its Board.

9.7	No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of the GBS Loan Agreement without the prior written consent of the Lenders.

9.8	The Borrower shall not (and the Guarantor shall procure that the Borrower shall not), prior to the date on which the Outstanding Loan has been repaid in full by the Borrower, make any payment, prepayment, repayment, redemption, defeasance or discharge of any amounts owed by the Borrower to the Guarantor pursuant to the GBS Loan Agreement.

9.9	The Guarantor shall not amend, modify or supplement (or agree to amend, modify or supplement) the rights attaching to the Company Common Stock or the Company Convertible Preferred Stock (each as defined in the SEA), provided that the Guarantor shall be permitted to change the number of shares of Company Common Stock or the Company Convertible Preferred Stock issued and outstanding pursuant to a reverse stock split.

10.	Events of Default

Each of the events or circumstances set out in this clause 10 (other than clause 10.11) is an Event of Default.

10.1	Any Obligor fails to pay any sum payable by it under any Finance Document, unless its failure to pay is caused solely by an administrative error or technical problem and payment is made within three Business Days of its due date.

10.2	Any Obligor fails (other than by failing to pay), to comply with any provision of any Finance Document, or the Guarantor fails to comply with any material provision of any Transaction Document (including for the avoidance of doubt a misrepresentation or breach of warranty thereunder), and (if the Lenders consider, acting reasonably, that the default is capable of remedy), such default is not remedied within 10 Business Days of the earlier of:

10.2.1	the Lenders notifying the Borrower of the default and the remedy required; and

10.2.2	the relevant Obligor becoming aware of the default.

10.3	If:

10.3.1	any Borrowed Money is not paid when due or within any originally applicable grace period; or

10.3.2	any Borrowed Money becomes due, or capable or being declared due and payable prior to its stated maturity by reason of an event of default (howsoever described); or

10.3.3	any commitment for Borrowed Money is cancelled or suspended by a creditor of a member of the Group by reason of an event of default (howsoever described); or

10.3.4	any creditor of a member of the Group becomes entitled to declare any Borrowed Money due and payable prior to its stated maturity by reason of an event of default (howsoever described).

10.4	An Insolvency Event occurs in respect of an Obligor or an Obligor becomes Insolvent.

10.5	Any provision of any Finance Document or Transaction Document is or becomes, for any reason, invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect.

10.6	An Obligor repudiates or evidences an intention to repudiate any Finance Document or any Transaction Document.

10.7	A member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a substantial part of its business.
10.8	Any event occurs (or circumstances exist) which, in the reasonable opinion of the Lenders, has or is likely to materially and adversely affect the any Obligor’s ability to perform all or any of its obligations under, or otherwise comply with the terms of, any Finance Document or any Transaction Document.

10.9	Any Transaction Document is terminated or ceases to have full force and effect.

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10.10	The Borrower ceases to be a wholly-owned subsidiary of the Guarantor.

10.11	At any time after an Event of Default has occurred which is continuing, the Lenders may, by notice to the Borrower:

10.11.1	cancel all of its outstanding obligations to advance the Outstanding Loan or any part of it under this agreement whereupon they shall immediately be cancelled; and/or

10.11.2	declare that the Outstanding Loan is immediately due and payable, whereupon they shall become immediately due and payable; and/or

10.11.3	declare that the Loan be payable on demand, whereupon it shall become immediately payable on demand by the Lenders; and/or

10.11.4	declare the Security Document to be enforceable.

11.	Guarantee and Indemnity

11.1	In consideration of the Lenders entering into this agreement, the Guarantor guarantees to each Lender that, whenever the Borrower does not discharge any of the Guaranteed Obligations as and when they fall due, the Guarantor shall on demand make all payments to each Lender necessary to discharge the Guaranteed Obligations.

11.2	If the Guaranteed Obligations are, or become, unenforceable, invalid or illegal, the Guarantor agrees to indemnify and keep indemnified each Lender in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands, and expenses suffered or incurred by such Lender arising out of, or in connection with, any failure of the Borrower to perform or discharge the Guaranteed Obligations.

11.3	The Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 11.1 agrees to indemnify and keep indemnified each Lender in full and on demand from and against all and any losses, costs claims, liabilities, damages, demands, and expenses suffered or incurred by the such Lender arising out of, or in connection with, any failure of the Borrower to perform or discharge the Guaranteed Obligations except where the Borrower’s failure to perform or discharge the Guaranteed Obligations results from such Lender’s failure to comply with its obligations under this agreement or the Borrower contesting any payment or part of a payment in good faith.

11.4	This guarantee is and shall at all times be a continuing security and shall cover the ultimate balance of all monies payable under this agreement, irrespective of any intermediate payment or discharge in full or in part of the Guaranteed Obligations.

11.5	The liability of the Guarantor under clause 11.1 shall not be reduced, discharged or otherwise adversely affected by:

11.5.1	any act, omission, matter or thing which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor;

11.5.2	any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which any Lender may now or after the date of this guarantee have from or against any of the Borrower and any other person in connection with the Guaranteed Obligations;

11.5.3	any act or omission by any Lender or any other person in taking up, perfecting or enforcing any Security, indemnity, or guarantee from or against the Borrower or any other person;

11.5.4	any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations including, without limitation, any change in the purpose of, any increase in or extension of the Guaranteed Obligations and any addition of new Guaranteed Obligations;

11.5.5	any grant of time, indulgence, waiver or concession to the Borrower or any other person;

11.5.6	the insolvency, bankruptcy, liquidation, administration or winding up, or any incapacity, limitation, disability, discharge by operation of law or change in the constitution, name or style, of the Borrower, any Lender or any other person;

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11.5.7	any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or Security held from, the Borrower or any other person in connection with the Guaranteed Obligations;

11.5.8	any claim or enforcement of payment from the Borrower or any other person;

11.5.9	any other act or omission except an express written release by deed of the Guarantor by any Lender; or

11.5.10	anything done or omitted by any person which, but for this provision, might operate or exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under clause 11.1.

11.6	The Guarantor waives any right it may have to require a Lender (or any trustee or agent on its behalf) to proceed against or enforce any other right or claim for payment against any person before claiming from the Guarantor under this clause 11.

11.7	The Guarantor shall on a full indemnity basis pay to each Lender on demand the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on those costs and expenses) which such Lender incurs in connection with:

11.7.1	the preservation, or exercise and enforcement, of any rights under or in connection with this clause 11 or any attempt so to do; and

11.7.2	any discharge or release of the obligations set out in this clause 11.

11.8	Until all amounts which may be or become payable by the Borrower under this agreement have been irrevocably paid in full, and unless the Lenders otherwise both approve in writing, the Guarantor shall not exercise any security or other rights which it may have by reason of performance by it of its obligations under this clause 11, whether such rights arise by way of set-off, counterclaim, subrogation, indemnity or otherwise.

11.9	The rights of each Lender under this clause 11 shall be in addition to and independent of all other security which such Lender may hold from time to time in respect of the discharge and performance by the Borrower of the Guaranteed Obligations.

12.	Amendments, Waivers and Consents and Remedies

12.1	No amendment of any Finance Document shall be effective unless it is in writing and signed by, or on behalf of, each party to it (or its authorised representative).

12.2	A waiver of any right or remedy under any Finance Document or by law, or any consent given under any Finance Document, is only effective if given in writing by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

12.3	A failure or delay by a party to exercise any right or remedy provided under any Finance Document or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm any Finance Document. No single or partial exercise of any right or remedy provided under any Finance Document or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm any Finance Document by the Lenders shall be effective unless it is in writing.

12.4	The rights and remedies provided under the Finance Documents are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

13.	Severance

If any provision (or part of a provision) of any Finance Document is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this clause shall not affect the legality, validity and enforceability of the rest of the Finance Documents.

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14.	Assignment and transfer

Neither party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the other party.

15.	Counterparts

Each Finance Document may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one agreement.

16.	Third party rights

16.1	A person who is not a party to this agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from the Contracts (Rights of Third Parties) Act 1999.

16.2	The rights of the parties to rescind or agree any amendment or waiver under this agreement are not subject to the consent of any other person.

17.	Notices

17.1	Any notice or other communication given to a party under or in connection with any Finance Document shall be:

17.1.1	in writing;

17.1.2	delivered by email, hand, by pre-paid first-class post, airmail or other next working day delivery service or sent by fax; and

17.1.3	sent to:

(i)	the Borrower at:
Address:	14-17 Evolution Business Park Milton Road, Impington, Cambridge, CB24 9NG
Email:	philip.hand@intelligentfingerprinting.com

For the attention of: Philip Hand

(ii)	The Ma-Ran Foundation at:

Address: 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States

Email: wslagle@rfallc.com

For the attention of: Wesley Slagle

(iii)	The Gary W.Rollins Foundation at:

Address: 1908 Cliff Valley Way Ne Atlanta, Georgia, 30329-2479 United States

Email: wslagle@rfallc.com

For the attention of: Wesley Slagle

(iv)	The Guarantor at:

Address: 420 Lexington Ave, Suite 300, New York, NY, United States

Email: spiro.sakiris@gbs.inc

For the attention of: Spiro Sakiris

or to any other address as is notified in writing by one party to the other from time to time.

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17.2	Any notice shall be deemed to have been received:

17.2.1	if sent by email or fax, at time of sending, provided that:

(i)	the receipt shall not occur if the sender receives an automated message indicating that the message has not be delivered to the recipient; and

(ii)	if sent after 5.00pm (local time at the address of the recipient set out above) on any Business Day, notice shall be deemed to be received at 9.00am (local time at such address) on the next Business Day; and

17.2.2	if sent by hand, when left at the recipient’s address or if sent by first class post, 72 hours from the time of posting or if sent to or from the United Kingdom by airmail, five Business Days from the time of posting.

18.	Governing law and jurisdiction

18.1	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England.

18.2	Each party irrevocably agrees that the courts of England shall have exclusive jurisdiction over any dispute or claim that arises out of, or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

18.3	The Guarantor irrevocably appoints Worldwide Corporate Advisors, located at 150 Minories, London, EC3N 1LS as its agent to receive on its behalf in England service of any proceedings under clause 18.2. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Guarantor) and shall be valid until such time as Lender has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, the Guarantor shall forthwith appoint a substitute and provide to the Lender notice in writing of the new agent’s name and address in England.

This agreement has been entered into on the date stated at the beginning of it.

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EXECUTION

Signed by
for and on behalf of INTELLIGENT FINGERPRINTING LIMITED	Director

Signed by
for and on behalf of GBS INC.	Director / Authorised Signatory

Signed by Wes Slagle as authorised agent for THE MA-RAN FOUNDATION	Authorised Signatory

Signed by Wes Slagle as authorised agent for THE GARY W. ROLLINS FOUNDATION	Authorised Signatory